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                                                              EXHIBIT 23(e)



Form of Consent for US Servis, Inc. Financial Advisor



We consent to the filing of our opinion to the US Servis Board of Directors attached as Appendix B to the [Prospectus], which is part of this Registration Statement, and to the references to our firm name under the headings "Opinion of Financial Advisor to USS," "Background of the Merger," and "Reasons of USS for Engaging in the Merger; Recommendation of the USS Board."

[Volpe Brown Whelan & Company LLC]
San Francisco, California


Dated: